EXHIBIT 25.1

                                POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John C. Sabo and/or Susan P. Bowen, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to that certain Registration Statement of American Corporate Receipts, Inc. on Form S-3, and to file the same with all exhibits thereto, and grants unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue of this power of attorney.


         SIGNATURE                                      DATE



     /S/    JOHN C. SABO                                October 28, 1997
  -----------------------------
            John C. Sabo



     /S/    SUSAN P. BOWEN                              October 28, 1997
  -----------------------------
            Susan P. Bowen